FORM C-TR
TERMINATION OF REPORTING UNDER REGULATION CROWDFUNDING

Issuer Information

Issuer Name: Regression Film LLC
State of Organization: Delaware
Principal Office Address:
8 The Green, Suite B
Dover, DE 19901
Website:
https://wefunder.com/regressionthemovie

Contact Information

Name: Stacy Snyder
Title: President
Email: stacysnyderla@gmail.com

Basis for Termination of Reporting

Regression Film LLC hereby notifies the Securities and Exchange Commission that it is terminating its ongoing reporting obligations under Regulation Crowdfunding pursuant to Rule 203(b)(1).

The issuer is eligible to terminate its reporting obligations because:

The issuer has filed at least one annual report on Form C-AR; and The issuer has fewer than 300 holders of record.

As of the date of this filing, the issuer has a total of fewer than 300 holders of record, consisting of investors participating through a special purpose vehicle administered via a crowdfunding platform and a limited number of direct investors.

Certification

The issuer certifies that the information contained in this Form C-TR is true and correct to the best of its knowledge and belief.

Signature

Regression Film LLC

By: /s/ Stacy Snyder
Name: Stacy Snyder
Title: President
Date: 02/27/2026